UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2008

MedAssets, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	021-56911	51-0391128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-323-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2008, MedAssets, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Accuro, L.L.C., a Texas limited liability company ("Accuro"), Accuro Healthcare Solutions, Inc., a Delaware corporation and a wholly-owned subsidiary of Accuro ("Accuro Inc."), Aston Acquisition I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub 1"), Aston Acquisition II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("Merger Sub 2"), certain signing sellers identified on the signature pages to the Merger Agreement (collectively, the "Signing Sellers") and Welsh, Carson, Anderson & Stowe IX, L.P. ("WCAS"), as the sellers' representative.

The Merger Agreement contemplates a series of transactions whereby: (i) Accuro will merge with and into Accuro Inc., with Accuro Inc. being the surviving entity (the "First Merger"), (ii) immediately following the effectiveness of the First Merger, Merger Sub 1 will merge with and into Accuro Inc., with Accuro Inc. being the surviving entity and a wholly-owned subsidiary of the Company (the "Second Merger"); and (iii) immediately following the effectiveness of the Second Merger, Accuro Inc. will merge with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (the "Third Merger" and, together with the First Merger and the Second Merger, the "Mergers"). Pursuant to the Merger Agreement, the Company will pay an aggregate purchase price of approximately $203 million in cash, subject to certain adjustments, 8,850,000 shares of unregistered common stock of the Company, par value $0.01 per share ("Company Common Stock"), and an additional payment of $20 million, subject to certain adjustments, payable in cash or shares of Company Common Stock (as determined by the Company in its sole discretion) on the first anniversary of the closing of the Mergers. In addition, the Company will pay approximately $4 million to cancel unvested options to acquire securities of Accuro.

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this type regarding, among other things, Accuro’s corporate organization and capitalization, the accuracy of its financial statements supplied to the Company, and the absence of certain changes or events relative to Accuro since December 31, 2007. Similarly, the Company, Merger Sub 1 and Merger Sub 2 make representations and warranties regarding, among other things, their corporate organization, the Company’s capitalization and the accuracy of the Company’s reports and financial statements filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Company has made certain covenants in the Merger Agreement, including using its reasonable best efforts to obtain debt financing to fund the Mergers. In addition, Accuro has made certain covenants in the Merger Agreement, including conducting its business in the ordinary course between the execution of the Merger Agreement and the closing of the Mergers, and using commercially reasonable efforts to assist the Company in connection with the arrangement of its debt financing for the Mergers.

Each party’s obligation to consummate the Mergers is subject to various customary closing conditions, including, but not limited to, the expiration or termination of applicable waiting periods under the Hart−Scott−Rodino Antitrust Improvements Act of 1976 and the absence of certain orders issued by courts or other governmental entities preventing the Mergers. The obligation of the Company, Merger Sub 1 and Merger Sub 2 to consummate the Mergers is also subject to the absence of a Company Material Adverse Effect (as defined in the Merger Agreement). The obligation of Accuro to consummate the Mergers is also subject to the absence of a Parent Material Adverse Effect (as defined in the Merger Agreement) and the appointment of D. Scott Mackesy as a Class III director of the Company. The closing of the Mergers is not subject to a financing condition.

The Merger Agreement contains certain termination rights for Accuro and the Company, including the right of either party to terminate the Merger Agreement if the Mergers have not been consummated by August 12, 2008 other than as a result of a breach by the terminating party. If Accuro terminates the Merger Agreement after July 28, 2008 and the conditions to the Company's obligations under the Merger Agreement have been or would have been satisfied at the time of termination, but the Company has been unable to obtain debt financing, then the Company must pay a financing failure termination fee of $15 million to Accuro.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Accuro or the Company. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Accuro and the Company have delivered in connection with signing the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Also, in connection with the Merger Agreement, the Company, WCAS and certain shareholders of the Company have entered into an amendment dated as of April 29, 2008 (the "Amendment"), to the Amended and Restated Registration Rights Agreement dated as of October 19, 2007, among the investors listed therein and the Company (the "Registration Rights Agreement"), in order to provide WCAS with certain registration rights.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act) that reflect our expectations regarding our future growth, results of operations, performance, business prospects and opportunities, completion of the Mergers and the other transactions contemplated by the Merger Agreement. Words such as "anticipates," "believes," "plans," "expects," "intends," "estimates" and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. For purposes of this Current Report on Form 8-K, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements reflect our current beliefs and expectations and are based on information currently available to us. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ from those expressed in, or implied by, these forward-looking statements. As a result, no assurance can be given that our future growth, results of operations, performance, and business prospects and opportunities covered by such forward-looking statements will be achieved. Such factors include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement and other factors that are more particularly described in the Company’s filings with the SEC, including under the heading "Risk Factors" in the Company’s Form 10-K. Except to the extent required by the federal securities laws and rules and regulations of the SEC, we have no intention or obligation to update or revise these forward-looking statements to reflect new events, information or circumstances.

Item 2.02 Results of Operations and Financial Condition.

On April 29, 2008, the Company issued a press release announcing preliminary Q1 2008 results and revised fiscal 2008 outlook. A copy of the press release is attached as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On April 29, 2008, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number and Description

2.1* Agreement and Plan of Merger, dated as of April 29, 2008, by and among the Company, Accuro, L.L.C., Accuro Healthcare Solutions, Inc., Aston Acquisition I, Inc., Aston Acquisition II, LLC, certain signing sellers identified on the signature pages to the Merger Agreement and Welsh, Carson, Anderson & Stowe IX, L.P., as representative.

10.1* Amendment No. 1 to Registration Rights Agreement, dated as of April 29, 2008, by and among the Company, Welsh, Carson, Anderson & Stowe IX, L.P. and certain shareholders of the Company.

99.1 Press Release, dated April 29, 2008.

* - To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

April 29, 2008	By:	/s/ Jonathan H. Glenn, Esq.

Name: Jonathan H. Glenn, Esq.
Title: Executive Vice President and Chief Legal and Administrative Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated April 29, 2008.